UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2007 (November 2, 2007)

TENNESSEE COMMERCE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Tennessee	00051281	62-1815881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Mallory Station Road Suite 207 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (615) 599-2274

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On November 8, 2007, Tennessee Commerce Bancorp, Inc. (the “Company”) issued a press release announcing that the staff of The Nasdaq Stock Market LLC Listing Qualifications Department (the “Nasdaq Staff”) has withdrawn its letter of October 10, 2007, regarding the Company’s non-compliance with certain Nasdaq Marketplace Rules.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 8.01.  Other Events.

In a letter dated November 2, 2007, the staff of the Nasdaq Staff notified the Company that the Nasdaq Staff has determined to withdraw its October 10, 2007 determination to delist the Company’s common stock based upon the Company's failure to comply with certain of the listing requirements of The Nasdaq Stock Market.  The withdrawal of the delisting determination resulted from a meeting with the Nasdaq Staff attended by representatives of the Company and its advisors at which the Nasdaq Staff was provided significant new information regarding the facts which gave rise to the delisting determination as well as representations by the Company to the Nasdaq Staff, including representations as to certain remedial actions the Company agreed to take to regain compliance.

The Company’s common stock, therefore, will continue to be listed on the Nasdaq Global Market without the necessity of a hearing before the Nasdaq Listings Qualification Panel.

In connection with the Nasdaq Staff’s action, and consistent with Marketplace Rule 4350(c)(3), the independent members of the Company’s Board of Directors have voted to approve and retain the compensatory arrangements described in the Company’s Form 8-K filed with the Securities Exchange Commission on June 26, 2007.  Consistent with the Company’s representations to the Nasdaq Staff, the Board of Directors plans to consider enhancements to its corporate governance policies.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit 99.1	Press release issued by Tennessee Commerce Bancorp, Inc. on November 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.

By:	/s/ George W. Fort
George W. Fort
Chief Financial Officer

Date: November 8, 2007